Exhibit 3.1 (xx)

COTT USA FINANCE LLC

LIMITED LIABILITY COMPANY AGREEMENT

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Cott USA Finance LLC, a Delaware limited liability company (the “Company”), dated as of March 8, 2007 (the “Effective Date”) is made by Cott Corporation, a corporation organized under the laws of Canada (“Cott Corporation”), the sole holder of Units (as hereinafter defined) of the Company. This Agreement shall be effective as of the Effective Date.

ARTICLE I

FORMATION AND PURPOSE

Section 1. Formation. Cott Corporation has formed a limited liability company known as Cott USA Finance LLC, a limited liability company organized under the Delaware Limited Liability Company Act, 18 Del. Code. §18-101, et seq., as amended from time to time (the “Act”), for the purposes set forth herein by causing the execution, delivery and filing of the Certificate of Formation of the Company (the “Certificate of Formation”) with the Secretary of State of Delaware effective as of March     , 2007.

Section 2. Term. The life of the Company shall be perpetual, unless sooner terminated pursuant to the provisions of this Agreement or as provided by law.

Section 3. Purpose. The purposes for which the Company has been formed are to have and exercise all powers now or hereafter conferred by the laws of the State of Delaware on limited liability companies formed pursuant to the Act and to do any and all things necessary, convenient or incidental to carrying out the foregoing powers and purposes.

ARTICLE II

OFFICES

Section 1. Registered Office. The registered office of the Company shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The Company may also have offices at such other places outside the United States of America or Canada as the Board (as hereinafter defined) may from time to time determine or the business of the Company may require.

ARTICLE III

UNITS

Section 1. Units. The Company is authorized to issue an unlimited number of units of common interests (the “Units”). Each holder of Units is referred to herein as a “Unitholder.” Fractions of a Unit may be created and issued. The rights, preferences, privileges and restrictions granted to and imposed upon the Units shall be as provided herein. The directors of the Company may, at any time and from time to time, authorize the Company to issue, or take subscriptions for,

Units. Except as otherwise provided in this Agreement, as it may be amended from time to time, (a) all Units are identical in all respects and entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations, and restrictions, and (b) the holder of each Unit shall have the right to one vote per unit on each matter submitted to a vote of the Unitholders.

ARTICLE IV

CERTIFICATES OF UNITS

Section 1. Certificates. Each holder of a Unit in the Company shall be entitled to have a certificate, signed by, or in the name of the Company by an authorized officer or representative of the Company, certifying the Unit owned by the holder in the Company.

Section 2. Lost Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate representing a Unit, another may be issued in its place pursuant to such requirements as the Board may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

ARTICLE V

MEMBERSHIP AND TRANSFERABILITY

Section 1. Transferability. No Unitholder, without the prior written consent of all other Unitholders, shall sell, assign, transfer, mortgage or pledge his, her or its Units. The Company shall not be required to recognize any such transfer until each Unitholder consents.

Section 2. Unitholders. As of the Effective Date, the Company has one (1) Unit issued and outstanding and such Unit is held by Cott Corporation. In consequence, as of the Effective Date, Cott Corporation is the holder of 100% of the ownership interest in the profits and losses of the Company, has the right to receive any and all distributions from the Company, has the sole right to vote on and approve actions and decisions reserved to the Unitholders under this Agreement or the Act and has the right to any and all other benefits to which Unitholders of a limited liability company may be entitled under this Agreement or the Act. No person may become a Unitholder of the Company unless he, she or it holds Units, and no person who acquires a previously outstanding Unit or Units in accordance with this Agreement shall be a Unitholder of the Company within the meaning of the Act unless such Unit or Units are acquired in compliance with the provisions of this Article V. When any person is admitted as a Unitholder or ceases to be a Unitholder, the Board shall prepare an Annex to this Agreement describing the then-current membership of the Company.

Section 3. Substitute Unitholders. No Unitholder shall have the right to designate an assignee of Units as a substitute Unitholder. No assignee of Units shall have the rights, powers and obligations of a Unitholder under this Agreement (including, without limitation, any right to vote on any matter) unless each Unitholder consents to the admission of the proposed assignee as a Unitholder. An assignment of a Unit entitles the assignee to share in such profits and losses, to receive such distribution or distributions, and to receive such allocation of income, gain, loss, deduction, or credit or similar item to which the assignor was entitled to the extent assigned.

Section 4. Termination of Membership. A Unitholder ceases to be a Unitholder and to have the power to exercise any rights or powers of a Unitholder upon assignment of all of his, her or its Units. The pledge of, or granting of, a security interest, lien or other encumbrance in or against, any or all of the Units shall, by itself, not cause the Unitholder to cease to be a Unitholder or cease to have the power to exercise any rights or powers of a Unitholder.

ARTICLE VI

MEETINGS OF UNITHOLDERS

Section 1. Time and Place of Meetings. All meetings of the Unitholders for the election of directors or for any other purpose shall be held at such time and place, within or outside the United States of America, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. Annual meetings of Unitholders shall be held at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting, at which meeting the Unitholders shall elect the directors, and transact such other matters as may properly be brought before the meeting. Failure to hold an annual meeting shall not have any adverse effect on the Company or its ability to conduct business.

Section 3. Notice of Annual Meetings. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each Unitholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

Section 4. Special Meetings. Special meetings of the Unitholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Formation shall be called at the request in writing of a majority of the directors, or at the request in writing of Unitholders owning a majority of the Units entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 5. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, to each Unitholder entitled to vote at such meeting.

Section 6. Quorum. The holders of a majority of the Units issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Unitholders for the transaction of business, except as otherwise provided by the Act or by the Certificate of Formation. If, however, such quorum shall not be present or represented at any meeting of the Unitholders, the Unitholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Section 7. Action by Unitholders. When a quorum is present at any meeting, the vote of the holders of a majority of the Units having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of this Agreement, the Act or of the Certificate of Formation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 8. Written Action. Any action required to be taken at any annual or special meeting of Unitholders of the Company, or any action which may be taken at any annual or special meeting of such Unitholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of Units having not less than the minimum amount that would be necessary to authorize or take such action at a meeting at which all interests in the Company entitled to vote thereon were present and voted.

ARTICLE VII

DIRECTORS

Section 1. Management of the Company. The business and affairs of the Company shall be managed under the direction of its Board of Directors (the “Board”), which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Formation or by this Agreement directed or required to be exercised or done by the Unitholders. For all purposes, the directors constituting the Board shall have the powers, duties, rights and responsibilities, and, for all statutory purposes, be deemed “Managers” in accordance with Section 18-402 of the Act. Each member of the Board shall have one vote on each matter submitted to the vote of the Board. A Unitholder, as such, shall not take part in, or interfere in any manner with, the management, conduct or control of the business and affairs of the Company, and shall not have any right or authority to act for or bind the Company.

Section 2. Number and Term. The number of directors of the Company shall be such number as shall be designated from time to time by resolution of the Board and initially shall be three (3). Each director (including any interim director chosen by the Board in accordance with Section 3 of this Article VII) shall be a natural person and a majority of the directors (including any such interim director) constituting the Board at any time and from time to time must have their primary residences in the United States of America. The directors shall be elected at the annual meeting of the Unitholders, except as provided in Section 3 of this Article VII. Wendy Mavrinac, Kristine Eppes and Ceaser Gonzalez are hereby elected as the initial directors. Each director elected shall hold office for a term of one year and shall serve until his/her successor is elected and qualified or until his/her death, resignation or removal. Any director may be removed from the Board at any time by the vote of the holders of a majority of the Units then outstanding.

Section 3. Vacancies and New Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a vote of the holders of a majority of the Units then outstanding, and any director so chosen shall hold office until the next annual election and until his or her successor is duly elected and qualified, unless sooner displaced.

Section 4. Place of Meetings. The Board may hold meetings, both regular and special, at any place within or outside the State of Delaware, except that no such meeting may be held at any place outside the United States of America.

Section 5. Regular Meetings. Subject to the provisions of Section 4 of this Article VII, regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 6. Special Meetings. Subject to the provisions of Section 4 of this Article VII, special meetings of the Board may be called on the written request of two directors, upon providing one day’s notice to each director, either personally or by mail or by telegram. A director shall waive failure to give notice, if such director shall attend or otherwise participate in such meeting.

Section 7. Quorum. At all meetings of the Board, all of the directors then in office shall constitute a quorum for the transaction of business, and the act of all of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8. No Written Action, Etc. No action required or permitted to be taken at any meeting of the Board may be taken without a meeting. Without limiting the generality of the foregoing, no such action may be taken by written consent of the directors.

Section 9. Participation in Meetings by Conference Telephone. No director may participate in a meeting of the Board unless such director is present in person at the meeting except, if circumstances make in-person participation at the meeting impractical for any director, such director may participate in the meeting by means of conference telephone or similar communications equipment by which all persons participating can hear each other provided that such director is in the United States of America at all times during the meeting and a majority of the directors constituting the Board are present in person at the meeting.

Section 10. Committees of Directors. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified members at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board or in this Agreement, shall have and may exercise all of the powers and authority of the Board and may authorize the seal of the Company, if any, to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the Unitholders, any action or matter expressly required by the Act to be submitted to Unitholders for approval or (ii) adopting, amending or repealing any provision of the Company’s Certificate of Formation or this Agreement. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. The provisions of Sections 4 through 9 of this Article VII shall also apply to meetings of each committee as if the references in such provisions to the Board were instead references to such committee. Each committee shall keep regular minutes of its meetings and report the same to the Board when requested.

Section 11. Compensation of Directors. Each director shall be entitled to receive such compensation, if any, as may from time to time be fixed by the Board. Members of special or standing committees may be allowed like compensation for attending committee meetings. Directors may also be reimbursed by the Company for all reasonable expenses incurred in traveling to and from the place of each meeting of the Board or of any such committee or otherwise incurred in the performance of their duties as directors. No payment referred to herein shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.

ARTICLE VIII

NOTICES

Section 1. Generally. Whenever, under the provisions of the statutes or of the Certificate of Formation, this Agreement or the Act, notice is required to be given to any director or Unitholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or Unitholder, at such director’s or Unitholder’s address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, facsimile or telephone.

Section 2. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Formation, this Agreement or the Act, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE IX

OFFICERS AND REPRESENTATIVES

Section 1. Generally. The Board may at any time and from time to time appoint one or more persons who shall be referred to as “officers” or “representatives” of the Company to perform certain duties on behalf of the Company. No such officer or representative may be a resident of the United States of America.

Section 2. Removal. Any officer or representative appointed by the Board may be removed at any time by the affirmative vote of the directors.

Section 3. Authorities and Duties. The officers and representatives of the Company shall have such authority and shall perform such duties, if any, as may be specified by the Board from time to time.

ARTICLE X

INDEMNIFICATION

Section l. Limitation of Liability. Except as otherwise expressly provided by the Act, (a) the debts, obligations and liabilities of the Company whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and (b) no Unitholder, director, officer, representative, agent or employee of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Unitholder, director, officer, representative, agent or employee of the Company.

Section 2. Exculpation. No Unitholder, director, officer, representative, agent or employee of the Company shall be liable to the Company or any other Unitholder, director, officer, representative, agent or employee of the Company for any loss, damage or claim incurred by reason of any act or omission of such Unitholder, director, officer, representative, agent or employee of the Company, except to the extent that such act or omission involved such person’s fraud, gross negligence or willful misconduct.

Section 3. Indemnification. The Company shall, to the fullest extent permitted by the Act, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he, she or it is or was, or has agreed to become, a Unitholder, director, officer, representative or employee of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, manager, officer, representative, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted by an Indemnitee in his, her or its capacity as a Unitholder, director, officer, representative or employee of the Company, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this Article X shall be deemed to be a contract between the Company and each person referred to herein. The Company may, but shall not be obligated to, maintain insurance, at its expense, for its benefit in respect of such indemnification and that of any such person whether or not the Company would otherwise have the power to indemnify such person.

Section 4. Advances. Any person claiming indemnification within the scope of this Article X shall be entitled to advances from the Company for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law.

Section 5. Procedure. On the request of any person requesting indemnification under this Article X, the Board or a committee thereof shall determine whether such indemnification is permissible or such determination shall be made by independent legal counsel if the Board or such committee so directs or if the Board or such committee is not empowered by statute to make such determination.

Section 6. Other Rights. The indemnification and advancement of expenses provided by this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of Unitholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer or representative and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 7. Modification. No amendment or repeal of any provision of this Article X shall alter, to the detriment of an Indemnitee, the right of such Indemnitee to the advancement of expenses or indemnification hereunder related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

ARTICLE XI

ALLOCATIONS AND DISTRIBUTIONS

Section 1. Allocation of Profits and Losses. All profits and losses of the Company for each fiscal year, and each item of income, gain, loss, deduction, and credit entering into the computation thereof, shall be allocated to the holders of the Units pro rata in proportion to the number of Units held by each Unitholder.

Section 2. Interim Distributions. Interim distributions of capital or income in the form of cash or property may be made by the Company to the Unitholders from time to time at such times and in such amounts as the Board shall determine. Each such interim distribution shall be made to the holders of the Units pro rata in proportion to the number of Units held by each Unitholder.

Section 3. Distributions Upon Dissolution of the Company. Upon dissolution of the Company, the Board shall take full account of the Company’s assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining fair value therefor, and shall apply and distribute the proceeds in the following order of priority:

(i) First, to the payment and discharge of all of the Company’s debts, liabilities, and obligations, including the establishment of necessary reserves; and

(ii) Second, to the holders of the Units pro rata in proportion to the number of Units held by each Unitholder.

Section 4. Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Unitholder on account of its Units if such distribution would violate Section 18-607 of the Act or other applicable law.

ARTICLE XII

ACCOUNTING

Section 1. Books. The books of account of the Company shall be kept in such a manner and at such location outside the United States of America and Canada as the Board determines from time to time. The initial location of such books of account shall be in the United Kingdom.

ARTICLE XIII

TAXES

Section 1. Characterization for Tax Purposes. The Company is to be disregarded as an entity separate from its Unitholder under sections 301.7701-2(a) and 301.7701-3(b)(l)(ii) of the Treasury Regulations. All provisions of this Agreement are to be construed so as to preserve that tax status.

Section 2. Returns. Within ninety (90) days after the end of each fiscal year, the Company will cause to be delivered to the holders of Units such information, if any, with respect to the Company as may be necessary for the preparation of their federal, state, or local income tax or information returns, including a statement showing the Company’s income, gain, loss, deduction, and credits for the fiscal year.

Section 3. Tax Elections. Neither the Company nor any holder of Units shall make any election, or cause or permit any election to be made, for the Company to be classified as an association taxable as a corporation for U.S. federal tax purposes.

ARTICLE XIV

GENERAL PROVISIONS

Section 1. Distribution. Distributions, if any, upon the Units may be declared by the directors at any regular or special meeting, subject to the Certificate of Formation, this Agreement and the Act.

Section 2. Reserves. Before payment of any distribution, there may be set aside out of any funds of the Company available for distribution such sum or sums as the Board, from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies or for working capital, capital expenditures or operating expenses, or for equalizing distributions, or for repairing or maintaining any property, or for such other purpose as the Board shall deem necessary or advisable, and the Board may modify or abolish any such reserve in the manner in which it was created.

Section 3. Corporate Contracts and Instruments. The Board, except as otherwise provided herein, may authorize any officer or officers, or representative or representatives, to enter into any contract or execute any instrument in the name of and on behalf of the Company. Unless so authorized or ratified by the Board, no officer, representative or employee shall have any power or authority to bind the Company by any contract or arrangement or to pledge its credit or to render it liable for any purpose or for any amount. Without limiting the generality of the foregoing, checks or demands for money and notes of the Company shall be signed by such officer or officers or such representative or representatives as the Board may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the Company shall end on the last Saturday of the calendar year.

Section 5. Seal. The Board may adopt a seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6. Rights of Creditors and Third Parties. This Agreement is entered into solely to govern the operation of the Company. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other person.

ARTICLE XV

AMENDMENTS

Except as otherwise provided the Act or the Certificate of Formation, this Agreement may be altered, amended or repealed, or a new operating agreement may be adopted, only by the affirmative vote of the holders of a majority of the then outstanding Units.

(Signatures continued on next page)

IN WITNESS WHEREOF, the undersigned has caused this Limited Liability Company Agreement to be duly executed and delivered as of the date and year first above written.

COTT CORPORATION, as Sole Unitholder

By:	/s/ C Brennan
	Name:	C BRENNAN
	Title:	VP TREASURER